EXHIBIT 99.1
[GENAERA LOGO]

FOR IMMEDIATE RELEASE
Contact:

Genaera Corporation	Shirley Chow - Porter Novelli Life
Investor Relations	Media
(610) 941-5675	(212) 601-8308
www.genaera.com	schow@pnlifesciences.com

Genaera Corporation Announces Approval of Plan of Liquidation and Dissolution by Board of Directors

Plymouth Meeting, PA — April 28, 2009 — Genaera Corporation (the “Company”)(NASDAQ: GENR) today announced that its Board of Directors has determined, after extensive and careful consideration of the Company’s strategic alternatives, that it is in the best interests of the Company and its stockholders to liquidate the Company’s assets and to dissolve the Company. The Company’s Board of Directors has approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), subject to stockholder approval. The Company intends to hold a special meeting of stockholders to seek approval of the Plan of Dissolution and has filed preliminary proxy materials with the Securities and Exchange Commission (“SEC”) and will file definitive proxy materials in the near future.

The Plan of Dissolution contemplates an orderly wind down of the Company’s business and operations. If the Company’s stockholders approve the Plan of Dissolution, the Company intends to file articles of dissolution, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims, lease obligations, severance for terminated employees and costs associated with the liquidation and dissolution, and attempt to convert all of its remaining assets into cash or cash equivalents. Based on current projections of operating expenses and liquidation costs the Company currently estimates that it will not make liquidating distributions to stockholders unless and until a sale of one or all of its assets has been consummated. Following stockholder approval of the Plan of Dissolution and the filing of articles of dissolution, the Company would delist its common stock from NASDAQ.

If, prior to its dissolution, the Company receives an offer for a corporate transaction that will, in the view of the Board of Directors, provide superior value to stockholders than the value of the estimated distributions under the Plan of Dissolution, taking into account all factors that could affect valuation, including timing and certainty of closing, credit market risks, proposed terms and other factors, the Plan of Dissolution could be abandoned in favor of such a transaction.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC.

This press release is for informational purposes only. It is not a solicitation of a proxy. In connection with the Plan of Dissolution, the Company intends to file with the SEC a definitive proxy statement and other relevant materials. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the

Company with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, the Company will mail a copy of the definitive proxy statement to stockholders of record on the record date when it becomes available. A free copy of the proxy statement, when it becomes available, and other documents filed with the SEC by the Company may also be obtained by directing a written request to: Genaera Corporation, Attn: Secretary, 5110 Campus Drive, Plymouth Meeting, PA 19462, or accessing the “Investor Relations”' section of the Company’s website at http://www.genaera.com. Stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Plan of Dissolution.

About Genaera

Genaera Corporation is developing trodusquemine (MSI-1436) for type 2 diabetes and obesity and has a fully out-licensed partnership with MedImmune, Inc. that is in phase 2 clinical testing in asthma. For further information, please see our website at http://www.genaera.com.

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management’s current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “believe,” “continue,” “develop,” “expect,” “plan” and “potential” or other words of similar meaning. Genaera’s actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to the risks and uncertainties discussed in Genaera’s filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as from other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.

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